UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CAPSTEAD MORTGAGE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	75-2027937
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8401 North Central Expressway, Suite 800, Dallas, TX	75225
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.50% Series E Cumulative Redeemable Preferred Stock*	The New York Stock Exchange*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-179607

Securities to be registered pursuant to Section 12(g) of the Act:

None.

*	Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the preferred stock to be registered hereunder is contained in the section entitled “Description of the Series E Preferred Stock” in the Registrant’s prospectus supplement dated May 8, 2013, as filed with the Commission on May 9, 2013 under Rule 424(b)(5) and under “Description of Our Capital Stock” and “Description of Our Preferred Stock” in the accompanying prospectus, which descriptions are incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Charter, including Articles of Incorporation, Articles Supplementary for each series of preferred shares (except the 7.50% Series E Cumulative Redeemable Preferred Stock) and all other amendments to such Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2012, filed on May 13, 2013).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K, filed on November 30, 2012).

3.3*	Articles Supplementary classifying and designating the Registrant’s 7.50% Series E Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.10 per share.

4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 filed on June 19, 2001).

4.2*	Specimen of stock certificate evidencing the 7.50% Series E Cumulative Redeemable Preferred Stock of the Registrant, liquidation preference $25.00 per share, par value $0.10 per share.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 13, 2013

CAPSTEAD MORTGAGE CORPORATION

By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Charter, including Articles of Incorporation, Articles Supplementary for each series of preferred shares (except the 7.50% Series E Cumulative Redeemable Preferred Stock) and all other amendments to such Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2012, filed on May 13, 2013).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K, filed on November 30, 2012).

3.3*	Articles Supplementary classifying and designating the Registrant’s 7.50% Series E Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.10 per share.

4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 filed on June 19, 2001).

4.2*	Specimen of stock certificate evidencing the 7.50% Series E Cumulative Redeemable Preferred Stock of the Registrant, liquidation preference $25.00 per share, par value $0.10 per share.

*	Filed herewith